Exhibit 99.1

Premier, Inc. Appoints Glenn Coleman as Chief Administrative and Financial Officer

Craig McKasson to Retire at the End of December 2024

CHARLOTTE, N.C. – August 20, 2024 – Premier, Inc. (NASDAQ: PINC), a leading technology-driven healthcare improvement company, today announced that Glenn Coleman, CPA, was unanimously appointed by the Board of Directors to serve as the Chief Administrative and Financial Officer of the company, effective November 11, 2024. Coleman will succeed Craig McKasson, who will retire on December 31, 2024, and will serve as a strategic advisor to the company through 2026.

Coleman brings more than three decades of financial and industry expertise, as well as extensive experience managing public company financial planning, reporting and operations. He currently serves as Executive Vice President and Chief Financial Officer of Dentsply Sirona, where he leads the company’s finance and information technology divisions. Coleman previously held roles at Integra Lifesciences Holdings Corporation, including as Executive Vice President and Chief Operating Officer, leading operations and overseeing the majority of Integra’s talent force, and as Chief Financial Officer, overseeing the broader finance department. Prior to Integra, Coleman spent 25 years in financial management positions with leading global businesses, including Curtiss-Wright Corporation and Alcatel-Lucent. He began his career at PricewaterhouseCoopers LLP.

“After conducting a thorough and thoughtful search process, the Board and I are confident that Glenn is the right person to build on our momentum and lead our organization forward as we begin our next chapter at Premier,” said Michael J. Alkire, Premier’s President and CEO. “I am confident that Premier and our shareholders will benefit from Glenn’s wealth of financial and operational management experience at public companies, and I look forward to working closely with him as we continue enabling better, smarter healthcare for our members, suppliers, customers and the communities they serve.”

Alkire added, “Craig has been an outstanding steward of Premier’s administrative and financial operations, serving as a critical member of our executive leadership team. Since he joined the company in 1997, Premier has evolved from a hospital buying group into an integral player in the U.S. healthcare system – and Craig has been a key leader at every step of that journey. On behalf of all of us at Premier, I thank him for his many contributions and deep commitment to our members, suppliers, customers and other stakeholders, which have helped to make Premier an industry leader.”

“It has been the greatest privilege of my career to serve as Premier’s Chief Administrative and Financial Officer, leading our talented finance, corporate development, information technology and insurance services teams,” said McKasson. “I am proud that Premier today is positioned to win, with the right capabilities and strategy in place to drive sustainable value creation for our stakeholders. The strength of our business reinforces my confidence that this is the right time to make this transition. I look forward to spending more time with my family in my retirement and continuing to follow Premier’s future success.”

“I have long admired Premier for its technology innovations and commitment to improving healthcare cost and quality outcomes, and I am honored to be stepping into the role of Chief Administrative and Financial Officer at such an exciting time for the company,” said Coleman. “I look forward to working with Mike and the rest of the talented management team to drive financial excellence, enhance value for shareholders and support Premier’s mission of transforming healthcare.”

In a separate press release issued today, Premier reported financial results for its fiscal fourth quarter and full year 2024. The company will host a conference call today at 8:00 a.m. ET to discuss its performance. The earnings press release and conference call information are available at https://investors.premierinc.com.

About Premier, Inc.

Premier, Inc. (NASDAQ: PINC) is a leading healthcare improvement company, uniting an alliance of more than 4,350 U.S. hospitals and health systems and approximately 300,000 other providers and organizations to transform healthcare. With integrated data and analytics, collaboratives, supply chain solutions, and consulting and other services, Premier enables better care and outcomes at a lower cost. Premier plays a critical role in the rapidly evolving healthcare industry, collaborating with members to co-develop long-term innovations that reinvent and improve the way care is delivered to patients nationwide. Headquartered in Charlotte, N.C., Premier is passionate about transforming American healthcare. Please visit Premier’s news and investor sites on www.premierinc.com, as well as X, Facebook, LinkedIn, YouTube, Instagram and Premier’s blog for more information about the company.

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts, such as those related to our ability to advance our growth strategies and develop innovations for, transform and improve healthcare, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward-looking statements. Forward-looking statements may include comments as to Premier’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to risks and uncertainties, many of which are outside Premier’s control. More information on risks and uncertainties that could affect Premier’s business, achievements, performance, financial condition and financial results is included from time to time in the “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Premier’s periodic and current filings with the SEC. Premier’s periodic and current filings with the SEC are made available on Premier’s website at investors.premierinc.com. Forward-looking statements speak only as of the date they are made, and Premier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events that occur after that date, or otherwise.

Investor contact:

Ben Krasinski

Senior Director, Investor Relations

704.816.5644

ben_krasinski@premierinc.com

Media contact:

Amanda Forster

Vice President, Integrated Communications

202.879.8004

amanda_forster@premierinc.com